EXHIBIT 10.33


                 SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT


     This Second Amendment is made as of this 2nd day of October, 1995, by and between K-TEL, INC., a Minnesota corporation, having its principal place of business in Plymouth, Minnesota ("Borrower"), and TCF BANK MINNESOTA FSB, a federally chartered stock savings bank (the "Bank").


                                    RECITALS

     A. The Borrower and the Bank have entered into a Revolving Credit Agreement dated as of January 30, 1995, as amended by a First Amendment to Revolving Credit Agreement and to Revolving Note dated as of July 20, 1995 (as amended, the "Credit Agreement"), pursuant to which the Bank, subject to the terms and conditions set forth therein, agreed to make revolving advances to the Borrower in the aggregate amount of up to $3,000,000.

     B. The Borrower's obligation to repay the revolving advances made by the Bank under the Credit Agreement is evidenced by the Borrower's Revolving Note dated January 30, 1995, payable to the Bank's order in the original principal amount of $3,000,000, as amended (the "Note"). As of September 25, 1995, the outstanding principal balance of the Note was $1,926,713.29 and interest thereon has been paid through September 1, 1995.

     C. K-Tel International (USA), Inc. ("K-Tel USA") and Dominion Entertainment, Inc. ("Dominion") and the Bank have entered into a Revolving Credit Agreement dated as of July 22, 1994, as amended (the "K-Tel USA/Dominion Credit Agreement").

     D. K-Tel USA and Dominion have requested that the Bank increase the Commitment Amount of the Bank under the K-Tel USA/Dominion Credit Agreement from $2,000,000 to $3,500,000.

     E. The Bank is willing to grant the request of K-Tel USA and Dominion, provided that the Borrower enter into this Second Amendment.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. All capitalized terms used in this Second Amendment, unless specifically defined herein, shall have the meanings given to such terms in the Credit Agreement.

     2. Advances. Section 2.1 of the Credit Agreement is hereby amended to read as follows:

          "Section 2.1 The Advances. The Bank agrees, on the terms and conditions here set forth, to make Advances to the Borrower from time to time during the period from the date when all of the conditions set forth in Section 3.1 hereof are met (the "Closing Date") to and including the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the Borrowing Base less the L/C Amount; provided, however, in no event shall the Borrower request, nor shall the Bank be obligated to make, any Advance if, after giving effect to such Advance, the sum of the aggregate outstanding Advances and the L/C Amount under this Agreement plus the aggregate outstanding Advances under that certain Revolving Credit Agreement dated as of July 22, 1994, as amended, between K-Tel USA, Dominion and the Bank, would exceed $5,500,000. Within the above limits, the Borrower may borrow, prepay pursuant to Section 2.7 and re-borrow under this Section 2.1. The Advances made by the Bank shall be evidenced by a single promissory note of the Borrower, dated the Closing Date, payable to the order of the Bank appropriately completed in substantially the form of Exhibit A attached hereto as the same may be renewed, extended, amended or any note shall be issued in substitution therefor from time to time (the "Note"). The Note shall bear interest in accordance with Section 2.3 hereof and principal of and interest on the Note shall be due and payable as provided in Section 2.5 hereof."

     3. Standby Letters of Credit. Section 2.11(a) of the Credit Agreement is hereby amended to read as follows:

          "(a) Subject to the terms and conditions set forth in this Section
     2.11 and in Article III, the Bank shall issue one or more irrevocable standby letters of credit for the account of the Borrower (each a "Standby Letter of Credit") from time to time during the period from the date hereof to and including the Commitment Termination Date, in an aggregate amount at any time outstanding not to exceed the lesser of (i) $2,000,000 or (ii) the Borrowing Base less the sum of (A) all outstanding Advances under this Agreement and (B) the L/C Amount; provided, however in no event shall the Borrower request, nor shall the Bank be obligated to issue, any Letter of Credit if, after giving effect to such Letter of Credit, the sum of the aggregate outstanding Advances and the L/C Amount under this Agreement plus the aggregate outstanding Advances under that certain Revolving Credit Agreement dated as of July 22, 1994, as amended between K-Tel USA, Dominion and the Bank, would exceed $5,500,000."

     4. Conditions Precedent. The effectiveness of this Second Amendment shall be subject to the condition precedent that the Bank shall have received each of the following in form and substance acceptable to the Bank:

          (a) A certified copy of the resolutions of the Board of Directors of the Borrower evidencing approval of this Second Amendment and other matters contemplated hereby, certified by the Secretary or Assistant Secretary of the Borrower as being a true, correct and complete copy thereof which has been duly adopted and is in full force and effect, together with a certificate of such Secretary or Assistant of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Second Amendment and the other documents to be delivered by the Borrower hereunder.

          (b) A Certificate of the Secretary of the Borrower certifying as to
     (1) the fact that the articles of incorporation and bylaws of the Borrower, which were previously certified and delivered to the Lender continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered.

          Acknowledgment and Agreement of Guarantors attached below.

          (d) Such other items as the Bank may require.

     5. References. From and after the date of this Second Amendment all references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended by this Second Amendment.

     6. No Other Changes. Except as explicitly amended by this Second Amendment, all of the original terms and conditions of the Credit Agreement shall remain in full force and effect.

     7. No Waiver. The execution of this Second Amendment and acceptance of any documents related thereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or any other Loan Document, whether or not known to the Bank and whether or not such Default or Event of Default exists on the date of this Second Amendment.

     8. Release. The Borrower, and K-Tel International, Inc., K-Tel USA and Dominion, by signing the Acknowledgement and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or any Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Second Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     9. Expenses. The Borrower hereby reaffirms its agreement under Section 8.5 of the Credit Agreement. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Second Amendment and the documents and instruments incidental thereto.

     10. Counterparts. This Second Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.


                                              K-TEL, INC.


                                              By /S/  Mark Dixon
                                               Its   Vice President


                                              TCF BANK MINNESOTA FSB


                                              By /S/  Robert S. Scott
                                               Its   Sr. Vice President

                                              And

                                              By /S/  Richard D. Larson
                                               Its   Vice President



                   ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS


     The undersigned, K-Tel International, Inc., and K-Tel International (USA), Inc., and Dominion Entertainment, Inc. each a guarantor of the indebtedness of K-Tel, Inc. (the "Borrower") to the Bank pursuant to their Guaranties dated as of January 30, 1995, respectively, (the "Guaranties"), each hereby (i) acknowledges receipt of the foregoing Second Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 8 of the foregoing Second Amendment) and execution thereof; (iii) reaffirms its obligations to the Bank pursuant to the terms of its Guaranty; and (iv) acknowledges and agrees that the Bank may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the present and future indebtedness of the Borrower to the Bank.


                                             K-TEL INTERNATIONAL, INC.


                                             By /S/  Mark Dixon
                                              Its   Vice President


                                             K-TEL INTERNATIONAL (USA), INC.


                                             By /S/  Mark Dixon
                                              Its   Vice President


                                             DOMINION ENTERTAINMENT, INC.

                                             By /S/  Mark Dixon
                                              Its   Vice President